UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(AMENDMENT NO. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

THE FRESH MARKET, INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-34940	56-1311233
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

628 Green Valley Road, Suite 500, Greensboro, NC 27408

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (336) 272-1338

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 28, 2011, The Fresh Market, Inc. (the “Company”) entered into a definitive Renewal Agreement to renew its existing Supply and Service Agreement with Burris Logistics (“Burris”) pursuant to which Burris provides inventory management, warehousing and transportation services to the Company (the “Existing Agreement”). The Renewal Agreement provides that the term of the Existing Agreement, which otherwise would have expired by its terms on or around February 5, 2012, will be extended through February 5, 2016. Burris will continue to perform the inventory management, warehousing and transportation services for the Company that it has performed under the Existing Agreement. The Renewal Agreement also provides that Burris may begin to utilize a second distribution center in the mid-Atlantic region in 2012 to service the Company. In addition, the Renewal Agreement provides for revised pricing and other financial terms. The Renewal Agreement supersedes the agreement in principle with respect to the renewal of the Existing Agreement that the Company entered into with Burris on September 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FRESH MARKET, INC.

Dated: November 3, 2011	By:	/s/ Lisa K. Klinger
	Name:	Lisa K. Klinger
	Title:	Executive Vice President and CFO